EXHIBIT 99

               Written Statement of the Chief Financial Officer
                      Pursuant to 18 U.S.C. Section 1350

 Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chief Financial Officer of Jack Henry & Associates, Inc. (the "Company"), hereby certify that the Annual Report on Form 11-K of the Jack Henry & Associates, Inc. 401(k) Retirement Savings Plan (the "Plan") for the period ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.


  Dated:  June 27, 2003
                                             */s/ Kevin D. Williams
                                             -----------------------
                                             Kevin D. Williams
                                             Chief Financial Officer



  "A signed original of this written statement required by Section 906 has been provided to Jack Henry & Associates, Inc. and will be retained by Jack Henry & Associates, Inc. and furnished to the Securities and Exchange Commission or its staff upon request."